Exhibit 99.1

Contact:

Sachem Capital Corp.

John L. Villano, Co-CEO & CFO
(203) 433-4736

FOR IMMEDIATE RELEASE

Sachem Capital Reports Results for Q1 2017

Revenue and net income up 46.7% and 31.3%, respectively

Branford, Connecticut, May 17, 2017 -- Sachem Capital Corp. (NYSE MKT: SACH) announced today financial results for the three-month period ended March 31, 2017. Revenue and net income for the first quarter of 2017 were approximately $1.3 million and $897,000, respectively, representing increases of 46.7% and 31.3%, respectively, in comparison to the first quarter of 2016. These increases were due principally to an increase in the company’s lending activity, which was driven, in part, by the completion of the company’s initial public offering in February 2017. In the offering, the company sold 2,600,000 common shares at $5.00 per share, or $13 million of gross proceeds. The company used a portion of the net proceeds from the offering, approximately $11.1 million, to pay down in full the outstanding balance on its revolving credit facility. Prior to the initial public offering, the company operated as a Connecticut limited liability company.

Total revenue for the three months ended March 31, 2017 was approximately $1.3 million compared to approximately $878,000 for the three months ended March 31, 2016, an increase of $411,000, or 46.7%. The increase in revenue represents an increase in lending operations. For the 2017 period, interest income was approximately $1.04 million and net origination fees were approximately $97,500. In comparison, for the three months ended March 31, 2016, interest income was approximately $800,000 and net origination fees were approximately $29,000. Prior to the completion of the company’s IPO, 75% of gross origination fees were paid to JJV, LLC, the managing member of Sachem Capital Partners, LLC. Accordingly, net origination fee income is net of the amounts payable to JJV, LLC and other adjustments. For the 2017 period, only the portion of gross origination fees earned prior to the IPO is net of the portion payable to JJV, LLC.

Total operating costs and expenses for the 2017 period were approximately $392,000 compared to approximately $195,000 for the 2016 period, an increase of approximately 100%. The increase in operating costs and expenses is primarily attributable to the following: (i) an increase in compensation and taxes of approximately $75,000; (ii) an increase in professional fees of approximately $59,000; (iii) an increase in general and administrative expenses of approximately $44,000; and (iv) an increase in interest expense and amortization of deferred financing costs of approximately $14,000. These increases are primarily due to the increase in our lending activity, our initial public offering and our conversion from a privately-held limited liability company to a publicly-held corporation.

Net income for the first quarter of 2017 was approximately $897,000 compared to $683,000 for the first quarter of 2016. Net income per share for the period beginning February 9, 2017 (i.e., the effective date of the company’s initial public offering) and ending March 31, 2017 was $0.06. The company does not report net income per share data for periods prior to its IPO when it operated as a limited liability company.

At March 31, 2017, total assets were approximately $44.7 million compared to approximately $38.4 million at December 31, 2016. The company’s loan portfolio at March 31, 2017 and December 31, 2016 was approximately $40.1 million and $33.75 million, respectively.

At March 31, 2017, total liabilities were approximately $6.1 million, including $4.15 million outstanding under the company’s line of credit with Bankwell Bank and a $308,000 outstanding balance on a term loan secured by a first mortgage lien on the company’s new office building. In comparison, at December 31, 2016, total liabilities were approximately $9.9 million, including $8.1 million outstanding under the Bankwell line of credit and a $310,00 outstanding balance on the term loan.

Shareholders’ equity at March 31, 2017 was approximately $38.6 million compared to members’ equity at December 31, 2016 of approximately $28.5 million.

John Villano CPA, Chairman and co-Chief Executive Officer of Sachem Capital Corp., stated: “We are pleased with our performance during the first quarter of 2017. Enhanced marketing efforts, coupled with customer retention and acquisition efforts will continue to strengthen our market presence. Now, with our IPO behind us, we are well positioned to meet the capital requirements of real estate investors in Connecticut and surrounding markets.”

The company also announced that it will extend the filing date for its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2017 to May 22, 2017.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and may also be secured with additional real estate collateral. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. SCC believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and intends to make the election to be taxed as a REIT when it files its 2017 federal income tax return.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our prospectus, dated February 9, 2017. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

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SACHEM CAPITAL CORP.

BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Assets:
Cash	$1,355,905	$1,561,863
Escrow deposit	596,070	-
Mortgages receivable	40,072,875	32,521,588
Mortgages receivable, affiliate	-	1,229,022
Interest and fees receivable	498,423	478,928
Other receivables	178,231	182,842
Due from borrowers	153,923	81,911
Prepaid insurance	32,260	-
Property and equipment, net	494,619	397,448
Real estate owned	1,177,291	1,222,454
Pre-offering costs	-	625,890
Deposits on property	32,000	-
Deferred financing costs	66,567	67,475
Total assets	$44,658,164	$38,369,421

Liabilities and Stockholders'/Members’ Equity
Liabilities:
Line of credit	$4,150,100	$8,113,943
Mortgage payable	308,343	310,000
Notes payable, other	169,338	-
Accrued expenses	314,870	196,086
Security deposit held	800	800
Advances from borrowers	671,430	291,875
Due to stockholders	25,568	656,296
Deferred revenue	402,766	290,456
Accrued interest	13,035	24,350
Total liabilities	6,056,250	9,883,806

Stockholders'/members’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock - $.001 par value; 50,000,000 authorized; 11,103,237 issued	11,103	-
Additional paid-in capital	37,980,133	-
Members' equity	-	28,485,615
Retained earnings	610,678	-
Total stockholders'/members’ equity	38,601,914	$28,485,615
Total liabilities and stockholders'/members’ equity	$44,658,164	$38,369,421

SACHEM CAPITAL CORP.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months
	Ended March 31,
	2017		2016
Revenue:
Interest income from loans	$1,036,840		$803,484
Origination fees, net	97,461		28,823
Late and other fees	29,982		33,255
Processing fees	24,925		12,735
Rental income, net	27,383		-
Other income	46,147		-
Gain on sale of real estate	26,478		-
Total revenue	1,289,216		878,297

Operating costs and expenses:
Interest and amortization of deferred financing costs	116,270		102,209
Compensation to manager	35,847		61,456
Professional fees	83,739		24,743
Other fees and taxes	105,839		4,862
Depreciation	5,156		-
General and administrative expenses	45,587		1,959
Total operating costs and expenses	392,438		195,229
Net income	$896,778		$683,068

Basic and diluted net income per common share outstanding:
Basic	$0.06	*	$-
Diluted	$0.06	*	$-

Weighted average number of common shares outstanding:
Basic	11,103,237		-
Diluted	11,103,237		-

* Net income per share for the period beginning February 9, 2017 (i.e., the effective date of the company’s initial public offering) and ending March 31, 2017.

SACHEM CAPITAL CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’/MEMBERS’ EQUITY

	March 31, 2017 (unaudited)
	Common Shares	Amount	Additional Paid in Capital	Retained Earnings	Predecessor’s Members' Equity

Beginning balance, January 1, 2017	2,220,000	$2,220	$(2,220)	$-	$28,485,615

Member contributions					653,646

Member distributions					(2,460,125)

Net income for the period January 1, 2017 - February 9, 2017					286,100

Conversion of members' equity into common stock	6,283,237	6,283	26,958,953		(26,965,236)

Initial public offering	2,600,000	2,600	11,023,400

Net income for the period February 10, 2017 - March 31, 2017				610,678

Balance, March 31, 2017	11,103,237	$11,103	$37,980,133	$610,678	$-

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Three Months
	Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$896,778	$683,068
Adjustments to reconcile net income to net
cash provided by operating activities:
Amortization of deferred financing costs	14,559	12,996
Depreciation Expense	5,156	-
Gain on sale of real estate	(26,478)	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposit	(596,070)
Interest and fees receivable	(19,495)	(50,601)
Other receivables	4,611	1,751
Prepaid Insurance	(32,260)	-
(Decrease) increase in:
Due to member	(630,728)	58,132
Accrued interest	(11,315)	(8,326)
Accrued expenses	314,870	-
Deferred revenue	112,310	10,250
Advances from borrowers	307,543	(11,954)
Total adjustments	(557,297)	12,248
NET CASH PROVIDED BY OPERATING ACTIVITIES	339,481	695,316

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	90,123	-
Acquisitions of and improvements to real estate owned	(18,482)	(85,746)
Purchase of furniture and equipment	(102,327)	-
Security deposit	(32,000)	-
Principal disbursements for mortgages receivable	(10,091,528)	(5,113,384)
Principal collections on mortgages receivable	3,938,601	3,376,109
NET CASH USED FOR INVESTING ACTIVITIES	(6,215,613)	(1,823,021)

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	7,595,766	600,000
Repayment of line of credit	(11,559,609)	(1,600,000)
Principal payments on mortgage payable	(1,657)	-
Proceeds from IPO	13,000,000	-
Pre-offering costs incurred	(1,544,197)	(73,500)
Financing costs incurred	(13,650)	(65,050)
Member contributions	653,646	1,862,800
Member distributions	(2,460,125)	(236,445)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,670,174	487,805

NET DECREASE IN CASH	(205,958)	(639,900)

CASH - BEGINNING OF PERIOD	1,561,863	1,834,082

CASH - END OF PERIOD	$1,355,905	$1,194,182

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION

Interest paid	$101,711	$97,540

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

As of March 31, 2016, the Company is obligated for the repayment of certain expenses paid by the managing member on behalf of the Company for certain borrowers in the amount of $101,094.

During the three months ended March 31, 2017, the company issued notes payable in the amount of $169,338 for the acquisition of mortgages receivable.

On February 8, 2017, Sachem Capital Partners, LLC transferred all its assets and liabilities to the Company in exchange for 6,283,237 shares of the company's Common stock.